ALLONGE AND MODIFICATION AGREEMENT

This ALLONGE AND MODIFICATION AGREEMENT (“Modification”) is entered into this 3rd day of May, 2017, by and between the undersigned (“Lender”); and GOODWILL HUNTING, LLC, a Georgia limited liability company (“Borrower”);

RECITALS

A.	Borrower executed and delivered to Lender its promissory note in the original principal amount set forth on the Signature Page hereto dated as of December 31, 2015 (the “Note”).

B.	The Note is one of a series of notes made and given by Borrower to the former members of GWH Investors, LLC in exchange for a master note held by Investors LLC.

C.	The Note is in default by virtue of the Borrower not having paid interest due thereunder (the “Existing Default”).

D.	Borrower has requested, and Lender is willing to agree to, an extension of the maturity date of the Note with modifications to its terms and subject to the conditions hereinbelow set forth.

AGREEMENT

NOW THEREFORE, for the mutual promises and covenants set forth herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Acknowledgement of Recitals. Borrower and Lender acknowledge and agree that the foregoing Recitals are true and correct statements of fact and that as of the date of this Modification.

2. Modification of Loan. Effective as of the date of this Modification, the terms of the Note shall be modified as follows:

2.1 Maturity Date. The maturity date of the Note shall be extended to December 31, 2019 (“Maturity Date”). Notwithstanding the foregoing, in the event the Borrower’s skilled nursing facility located 4373 Houston Ave., Macon, GA 31206 (the “Facility”) is sold or refinanced prior to the Maturity Date, the entire outstanding principal balance together with all accrued and unpaid interest due under the Note shall be repayable in full out of the proceeds of such sale or refinance to the extent there are proceeds legally available to prepay the Note and all other Notes of the same series.

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2.2 Interest. Lender hereby waives all accrued and unpaid interest due under the the Note up to the date of this Modification and further waives the accrual of interest through and including December 31, 2017. Commencing January 1, 2018 and continuing thereafter until the Note is paid in full, the unpaid principal balance of the Note shall accrue interest at the fixed rate of 13 percent (13%) per annum, payable in arrears.

2.3 Payments. Monthly payments of interest only shall be due and payable on or before the first day of each month commencing February 1, 2018 and continuing on or before the first day of each month thereafter until the Maturity Date, when all outstanding principal and accrued and unpaid interest shall be paid in full.

2.4 Premium. Borrower hereby acknowledges and agrees that as an inducement to Lender to execute this Modification, upon the repayment in full of the Note, Borrower agrees to pay to Lender a one-time redemption premium equal to 15% of the principal amount of the Note.

3. Future Defaults. Borrower acknowledges that Lender has agreed to waive the Existing Defaults on the Note; however, Borrower acknowledges and agrees that such waiver does not extend to any future default under the Note.

4. Agreement By and Among Lenders. Lender acknowledges and agrees that the Agreement By and Among Lenders dated December 31, 2105 to which Lender is a party shall remain in full force and effect and shall govern Lender’s rights with respect to the Note and this Modification.

5. Authority to Enter into this Modification. Borrower hereby states that it has the requisite authority to enter into this Modification and hereby indemnifies Lender from any and all claims or losses which Lender may incur as a result of any party lacking the necessary requisite authority to enter into this Modification. All parties agree to execute any additional documentation or provide any additional documentation as may be reasonably requested by Lender to properly and further effectuate the terms of this Modification.

6. Governing Law. This Modification shall be governed by the laws of the State of Colorado. The prevailing party in any litigation hereunder shall be entitled to recover reasonable legal fees and costs in addition to all other damages and remedies at law.

7. No Representations Language/No Endorsement of Success or Feasibility. Borrower understands and agrees that Lender’s consent to this Modification is not to be construed by them or any other party as an endorsement or acknowledgment by Lender, either explicitly or implicitly, of the feasibility or likelihood of success of this Modification. Further, Lender makes no representations regarding the tax consequences of this transaction.

8. Successors Bound/Integration. The provisions of this Modification shall bind the respective heirs, executors, personal representatives, administrators, successors and assigns of the parties hereto. This Modification incorporates all prior discussions and negotiations between the parties and may not be amended except in writing duly acknowledged by the parties.

9. Severability. The invalidity or unenforceability of any term or provision of this Modification shall not affect the validity or enforceability of the remaining terms and provisions hereof and each provision of this Modification shall be valid and enforceable to the fullest extent permitted by law.

10. Counterparts. This Modification may be separately executed, each of which shall be considered an original, and when taken together shall constitute the entire agreement between the parties.

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IN WITNESS WHEREOF, the undersigned have caused this Modification to be executed as of the day and year first above written.

GOODWILL HUNTING, LLC

By:	/s/ Clifford L. Neuman
Clifford L. Neuman, Manager

LENDER

By:	/s/

Principal Amount of Lender Note: $___________________

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